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                                                            EXHIBIT 23.6


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Form S-3 No.     ) and the related Prospectus of
UROHEALTH Systems, Inc. for the registration of 5,750,000 shares of its common stock and to the incorporation by reference therein of our report dated
August 8, 1996, except Note K, as to which the date is August 14, 1996, with respect to the consolidated financial statements of Richard-Allan Medical Industries, Inc. included in its Form 8-K/A filed with the Securities and Exchange Commission on September 26, 1996.



                                            ERNST & YOUNG LLP



Kalamazoo, Michigan
September 24, 1996